UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report:  November 3, 2014

UNIVERSAL FOREST PRODUCTS, INC.
(Exact Name of Registrant as Specified in Charter)

Michigan	00-22684	38-1465835
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2801 East Beltline, N.E.
Grand Rapids, Michigan	49525
(Address of principal executive office)	(Zip Code)

 Registrant's telephone number, including area code: (616) 364-6161

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b)).
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Section 1.01.	Entry into a Material Definitive Agreement

On November 3, 2014, the Registrant entered into a five-year, $295 million unsecured revolving credit facility with a syndicate of U.S. and Canadian banks led by JPMorgan Chase Bank, N.A., as administrative agent and Wells Fargo Bank, N.A., as syndication agent.  The facilities include up to $45 million which may be advanced in the form of letters of credit, and up to $100 million (U.S. dollar equivalent) which may be advanced in Canadian dollars, Australian dollars, pounds Sterling, Euros and such other foreign currencies as may subsequently be agreed upon among the parties. This facility replaced our $265 million unsecured revolving credit facility.  There were no borrowings outstanding on that revolving credit facility as of November 3, 2014, exclusive of supported Letters of Credit aggregating approximately $10 million.  Cash borrowings are charged interest based upon an index selected by the Registrant, plus a margin that is determined based upon the index selected and upon the financial performance of the Registrant and certain of its subsidiaries. The Registrant is charged a facility fee on the entire amount of the lending commitment, at a per annum rate ranging from 15 to 32.5 basis points, also determined based upon the Registrant's performance.  The facility fee is payable quarterly in arrears.

A copy of the Credit Agreement is attached as Exhibit 10.1 to this Current Report.

Section 9.	Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Attached as Exhibit 10.1 is a copy of the Credit Agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: November 7, 2014	UNIVERSAL FOREST PRODUCTS, INC.
(Registrant)

	By:	/s/ Michael R. Cole
Michael R. Cole
Principal Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit Number	Document

10.1	Series 2014-A, Credit Agreement dated November 3, 2014.